Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), the undersigned, James D. Dunning, Jr., Chief Executive Officer and Chairman of Global Cornerstone Holdings Limited (the “Company”), and Byron I. Sproule, Chief Financial Officer of the Company, do hereby certify, to their respective knowledge, that:

The Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 of the Company (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2013
By:	/s/ James D. Dunning, Jr.
James D. Dunning, Jr.
Chief Executive Officer and Chairman (Principal Executive Officer)

August 9, 2013
By:	Byron I. Sproule
Byron I. Sproule
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.